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                                                                    EXHIBIT 99.1
METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A
     $304,203,000        Class A 6.85% Asset Backed Notes
     $26,452,783         Class B Fixed Rate Asset Backed Notes



Statement to Noteholders pursuant to Section 5.06 of the Transfer and Servicing
Agreement
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Payment Date:                                                                       20-Jun-97
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(i)   Amount of principal being paid on the Notes:
            (a)  Class A Notes                                                          $0.00
                   per $1,000 original principal amount:                          $0.00000000

            (b)  Class B Notes                                                          $0.00
                   per $1,000 original principal amount:                          $0.00000000

            (c)  Total                                                                  $0.00

(ii)  Amount of interest being paid on the Notes
            (a)  Class A Notes                                                  $1,157,661.42
                   per $1,000 original principal amount:                          $3.80555557

            (b)  Class B Notes                                                    $100,667.54
                   per $1,000 original principal amount:                          $3.80555573

            (c)  Total                                                          $1,258,328.96

(iii) Balances at the end of the related Collection Period
            (a)  Pool Balance at the end of the related Collection Period     $330,655,783.00
            (b)  aggregate Principal Balance of the Receivables               $330,562,654.44
            (c)  amount in the Principal Funding Account                           $93,128.56

(iv)  After giving effect to distributions on this Distribution Date:
            (a)  outstanding principal amount of Class A Notes:               $304,203,000.00
            (b)  Class A Note Pool Factor:                                          1.0000000

(v)   Amount of Servicing Fee being paid:                                         $137,773.24

(vi)  Amount of Administration Fee being paid:                                        $500.00

(vii) Aggregate Acquisition Amounts for Collection Period:
            (a) by Transferor                                                           $0.00
            (b) by Servicer                                                             $0.00

(viii)  Amount of Realized Losses for the Collection:                                   $0.00

(ix)  Ending Reserve Account Balance:                                           $4,975,073.90

(x)   Specified Reserve Account Balance:                                        $4,975,073.90

(xi)    (a)  Noteholders' Class A Interest Distributable Amount:                $1,157,661.42
        (b)  Noteholders' Class B Interest Distributable Amount:                  $100,667.54
        (c)  Class A Noteholders' Principal Distributable Amount:                       $0.00
        (d)  Class B Noteholders' Principal Distributable Amount:                       $0.00
        (e)  Amount withdrawn from Reserve Account per Section 5.05(c) or (d)           $0.00
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